UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 23, 2019

(Date of earliest event reported)

Papa Murphy’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36432	27-2349094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA		98662
(Address of principal executive offices)		(Zip Code)

(360) 260-7272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRSH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

As previously disclosed on April 11, 2019 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Papa Murphy’s Holdings, Inc., a Delaware corporation (the “Company”), the Company is party to an Agreement and Plan of Merger, dated as of April 10, 2019 (the “Merger Agreement”), by and among the Company, MTY Franchising USA, Inc. (“Parent”) and MTY Columbia Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, providing for the acquisition of the Company by Parent in an all-cash transaction, consisting of a tender offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company by Merger Sub, followed by a subsequent merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of MTY Food Group Inc. (“MTY”).

Item 1.02. Termination of a Material Definitive Agreement

On May 23, 2019, in connection with the closing of the transactions contemplated by the Merger Agreement, the Company prepaid its indebtedness under and terminated its Credit Agreement (the “Credit Facility”), dated as of August 28, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among PMI Holdings, Inc., the Credit Parties (as defined therein), Wells Fargo Bank, National Association, as Administrative Agent for the lenders (as successor to Antares Capital LP (as successor to General Electric Capital Corporation)), and the lenders party thereto. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Facility. No prepayment premium or early termination penalties were incurred by the Company in connection with the termination of the Credit Facility.

The Credit Facility consisted of a $112.0 million term loan, of which approximately $77.7 million was outstanding as of May 23, 2019, and a $7.5 million revolving credit facility, of which none was drawn as of May 23, 2019. The Credit Facility was scheduled to mature in August 2020. The obligations under the Credit Facility were guaranteed by certain domestic subsidiaries of the Company (the “subsidiary guarantors”) and were secured by substantially all assets of the Company and the subsidiary guarantors. The obligations of the subsidiary guarantors and all security interests were terminated and released in connection with the termination of the Credit Facility.

Item 2.01. Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement, on April 25, 2019, Merger Sub commenced the Offer to acquire all of the outstanding shares of Common Stock (“Shares”) for $6.45 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any required withholding of taxes (the “Merger Consideration”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 25, 2019 (as amended or supplemented), and the related Letter of Transmittal.

The Offer and withdrawal rights expired one minute following 11:59 p.m. (12:00 midnight), Eastern Time, on Wednesday, May 22, 2019 (the “Expiration Time”). American Stock Transfer & Trust Co., LLC, in its capacity as the depositary and paying agent for the Offer (the “Depositary and Paying Agent”), has advised Parent and Merger Sub that, as of the Expiration Time, a total of 15,201,906 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but which Shares were not yet delivered) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 89.2% of the outstanding Shares. The Depositary and Paying Agent also advised Parent and Merger Sub that, as of the Expiration Time, it received Notices of Guaranteed Delivery with respect to 159,903 additional Shares, representing approximately 0.9% of the outstanding Shares.

All conditions to the Offer having been satisfied, on May 23, 2019, Merger Sub accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not properly withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares will be made by the Depositary and Paying Agent in accordance with the terms of the Offer.

On May 23, 2019, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than shares held in the treasury of the Company and any shares owned by Merger Sub or irrevocably accepted for purchase by Merger Sub in the Offer and shares held by any Papa Murphy’s stockholder who has validly exercised its appraisal rights under the DGCL) was canceled and converted automatically into the right to receive an amount in cash equal to the Merger Consideration.

In addition, at the Effective Time, (1) each outstanding Company stock option, whether or not then exercisable or vested, was canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by the total number of shares subject to such Company stock option, (2) each outstanding award of time-based restricted stock units and each earned award of performance-based restricted stock units vested as of immediately before the Effective Time and was canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the Merger Consideration, multiplied by the number of shares of Common Stock subject to such award, and (3) each outstanding unearned award of performance-based restricted stock units vested at the target level for such award as of immediately before the Effective Time and was canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the Merger Consideration, multiplied by the number of shares of Common Stock subject to such award.

The aggregate consideration paid in the Offer and the Merger was approximately $190 million, excluding related transaction fees and expenses. The aggregate consideration, repayments of the Credit Facility and related fees and expenses were funded with cash on hand and available borrowings under Parent’s credit facility (as more fully described in the Offer to Purchase).

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 11, 2019 and is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, on May 23, 2019, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification on Form 25 to delist and deregister the Shares under     Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Shares on Nasdaq was halted prior to the opening of trading on May 23, 2019 and suspended following the closing of trading on May 23, 2019. Nasdaq filed the Form 25 with the SEC on May 23, 2019. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Change in Control of Registrant

The information set forth in Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Offer, a change of control of the Company occurred at the Acceptance Time. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Election of Directors

In connection with the consummation of the Merger, each of Alexander C. Matina, L. David Mounts, Benjamin Hochberg, Jean M. Birch, John Shafer, Katherine L. Scherping, Noah A. Elbogen, Rob Weisberg, Yoo Jin Kim and Weldon Spangler resigned as directors of the Board of Directors of the Company (the “Board”) and from the board of directors of any subsidiary of the Company and from all committees thereof on which such directors served, effective as of the Effective Time. On May 23, 2019, pursuant to the Merger Agreement in connection with the consummation of the Merger, the directors of Merger Sub became the directors of the Company. The new members of the Company’s Board are Eric Lefebvre, Renee St-Onge and Jeff Smit. In addition to the directors of Merger Sub as previously disclosed in the Offer to Purchase dated April 25, 2019, Parent has re-appointed the Company’s Chief Executive Officer, Weldon Spangler, and appointed the Company’s Chief Financial Officer, Nik Rupp to the Board, effective as of the Effective Time.

In addition to the current officers of the Company, which did not change following the completion of the Merger, the Company’s directors appointed Eric Lefebvre (age 42) as Vice President and Renée St-Onge (age 39) as Assistant Secretary.

Information regarding the new directors and officers has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO on April 25, 2019.

Other than as set forth above, the Company is not aware of any arrangements or understandings between the foregoing persons, on the one hand, and any other person, on the other hand, pursuant to which they were selected to their new positions with the Company. Other than as set forth above, the Company is not aware of any transaction in which the foregoing persons have an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events

On May 23, 2019, the Company and MTY issued a press release announcing the closing of the transactions contemplated by the Merger Agreement. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated as of April 10, 2019, by and among MTY Franchising USA, Inc., MTY Columbia Merger Sub, Inc. and Papa Murphy’s Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Papa Murphy’s Holdings, Inc. on April 11, 2019).

3.1	Amended and Restated Certificate of Incorporation of Papa Murphy’s Holdings, Inc.

3.2	Amended and Restated Bylaws of Papa Murphy’s Holdings, Inc.

99.1	Joint press release issued by MTY Food Group Inc. and Papa Murphy’s Holdings, Inc., dated May 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Nik Rupp
Name: Nik Rupp
Title: Chief Financial Officer

Date: May 23, 2019